SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                    MICRON ELECTRONICS, INC.
----------------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)





----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4)   Proposed maximum aggregate value of transaction:
      5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
      2)   Form, Schedule or Registration Statement No.:
      3)   Filing Party:
      4)   Date Filed:

                  [Micron Electronics, Inc. Logo]
                      900 East Karcher Road
                       Nampa, Idaho  83687

                     ----------------------

         Notice of 1997 Annual Meeting of Shareholders
                   Monday, November 24, 1997

                     ----------------------

To The Shareholders:

  Notice Is Hereby Given that the 1997 Annual Meeting of Shareholders of Micron Electronics, Inc., a Minnesota corporation (the "Company"), will be held on Monday, November 24, 1997, at 9:00 a.m. Mountain Standard Time, at the Nampa Civic Center, 311 3rd Street South, Nampa, Idaho 83651, for the following purposes:

    1. To elect eight directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To approve an amendment to the Company's 1995 Stock
  Option Plan increasing the number of shares of Common Stock reserved for issuance thereunder from 5,000,000 to 10,000,000.

    3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending September 3, 1998.

    4. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on September 29, 1997 are entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN

  All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting in the event you cannot attend, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope provided. Shareholders attending the meeting may vote in person even if they have returned a Proxy.

                                By Order of the Board of Directors,


                                JoAnne S. Pfeifer
                                Corporate Secretary

Nampa, Idaho
October 27, 1997

                  [Micron Electronics, Inc. Logo]
                      900 East Karcher Road
                       Nampa, Idaho  83687

                     ----------------------

                         PROXY STATEMENT
               1997 ANNUAL MEETING OF SHAREHOLDERS
                    Monday, November 24, 1997

                     ----------------------

         INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed Proxy is solicited on behalf of the Board of Directors of Micron Electronics, Inc., a Minnesota corporation (the "Company"), for use at the 1997 Annual Meeting of Shareholders to be held on Monday, November 24, 1997, at 9:00 a.m. Mountain Standard Time, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 1997 Annual Meeting of Shareholders. The Annual Meeting will be held at the Nampa Civic Center, 311 3rd Street South, Nampa, Idaho 83651. This Proxy Statement and the enclosed Proxy were first mailed on or about October 27, 1997 to all shareholders entitled to vote at the Annual Meeting. An annual report to shareholders for the fiscal year ended August 28, 1997 is also enclosed with this Proxy Statement.

  The Company's principal executive offices are located at 900
East Karcher Road, Nampa, Idaho, 83687 and its telephone number is (208) 898-3434.

Revocability of Proxies

  Any Proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of shares.

Solicitation

  The cost of soliciting Proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees personally or by telephone, facsimile, telegram, or by electronic means without additional compensation.

             VOTING SECURITIES AND PRINCIPAL HOLDERS

Record Date

  Only shareholders of record at the close of business on September 29, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

Outstanding Shares

  The Company has only one class of stock outstanding, the Company's common stock, $.01 par value per share (the "Common
Stock").  As of the Record Date, 95,553,127 shares of Common
Stock were issued and outstanding.

Voting Rights

  Each shareholder will be entitled to one vote for each share of Common Stock held as of the Record Date for all matters, including the election of directors. Shareholders do not have the right to cumulate their votes in the election of directors.

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding as of the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Annual Meeting for the purpose of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect of voting against a proposal. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth ownership information with respect to the Common Stock of the Company and the common stock, $.10 par value per share, of Micron Technology, Inc., a Delaware corporation and the parent of the Company (the "Micron Technology, Inc. Common Stock"), as of the Record Date, with respect to (i) persons known by the Company to beneficially own more than five percent (5%) of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "SUMMARY COMPENSATION TABLE" on page 7, and (iv) all directors and executive officers of the Company as a group:


                             Micron Electronics, Inc.     Micron Technology, Inc.
                                  Common Stock                 Common Stock
                             -------------------------  -------------------------
                                Amount and                Amount and
                                 Nature of                 Nature of
                                Beneficial    Percent     Beneficial     Percent
Name of Beneficial Owner       Ownership (1)  of Class   Ownership (1)   of Class
------------------------------------------------------  -------------------------
Micron Technology, Inc.
  8000 South Federal Way
  Boise, Idaho  83707          60,882,863      63.7%           N/A          N/A
Joseph M. Daltoso                 878,234 (2)     *         37,595 (3)       *
George A. Haneke                   94,438 (2)     *          4,000 (3)       *
T. Erik Oaas                      543,357 (2)     *         13,440 (3)       *

Gregory D. Stevenson              488,357 (2)     *         12,300 (3)       *

Robert F. Subia                    74,428 (2)     *          5,174 (3)       *
Steven R. Appleton                      - (4)     -        497,239 (3)       *

Jerry M. Hess                           -         -         32,000 (3)(5)    *

Robert A. Lothrop                       -         -         49,625 (3)(6)    *

John R. Simplot                         -         -     13,122,500 (3)(7)  6.2%


All directors and
  executive officers as a
  group (18 persons)(1)
  (2)(3)(4)(5)(6)(7)(8)         2,736,589       2.9%    13,867,505         6.5%

----------------------------
*  Less than 1%

 (1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Includes options to purchase shares of the Company's Common Stock exercisable within 60 days of September 29, 1997 in the following amounts: Mr. Daltoso, 3,000; Mr. Haneke, 3,000; Mr. Oaas, 3,000; Mr. Stevenson, 3,000; Mr. Subia, 13,000; and all officers and directors as a group (18 persons), 153,560.

 (3) Includes options to purchase shares of Micron Technology, Inc. Common Stock exercisable within 60 days of September 29, 1997 in the following amounts: Mr. Daltoso,
      25,000; Mr. Haneke, 1,000; Mr. Oaas, 13,440; Mr.
      Stevenson, 12,300; Mr. Subia, 5,174; Mr. Appleton,
      395,669; Mr. Hess, 10,000; Mr. Lothrop, 10,000; Mr.
      Simplot, 10,000; and all officers and directors as a group
      (18 persons), 571,981.

 (4) Mr. Appleton, a director of the Company, serves as Chairman of the Board, President and Chief Executive Officer of Micron Technology, Inc. In addition to the shares indicated in the above table, Mr. Appleton may be deemed the beneficial owner of 60,882,863 shares of the Company's Common Stock held by Micron Technology, Inc. Mr. Appleton disclaims beneficial ownership of all of the shares of the Company's Common Stock held by Micron Technology, Inc.

 (5)  Includes 2,000 shares of Micron Technology, Inc. Common
      Stock held by J.M. Hess Construction Co., Inc.

 (6)  Does not include 424 shares of Micron Technology, Inc.
      Common Stock held by Mr. Lothrop's spouse.

 (7) Includes 967,600 shares of Micron Technology, Inc.'s Common Stock held by a trust of which Mr. John R. Simplot is the trustee; 51 shares held by a limited partnership of which such trust is the general partner; 12,122,449 shares held by a limited partnership of which Mr. John R. Simplot is the general partner; and 22,400 shares held in joint tenancy with Mr. John R. Simplot's spouse. Does not include 15,200 shares held by Mrs. Simplot. Also does not include 18,699,000 shares beneficially owned by J.R. Simplot Company.

 (8) Does not include 264 shares of Company Common Stock held by the spouse of Mr. Michael Adkins, Vice President, SpecTek, 186 shares of Company Common Stock held by Mr. Adkins' spouse for benefit of his minor children, or options held by his spouse to purchase 1,600 shares of the Company's Common Stock exercisable within 60 days of September 29, 1997. Includes 200 shares of Micron Technology, Inc. Common Stock held by Mr. Adkins for benefit of his minor child. Does not include 400 shares of Micron Technology, Inc. Common Stock held by Mr. Adkins' spouse for benefit of his minor children, or options held by his spouse to purchase 580 shares of Micron Technology, Inc. Common Stock exercisable within 60 days of September 29, 1997.

                            DIRECTORS

  The directors of the Company, all of whom have been nominated for reelection at the Annual Meeting, their ages, their business experience during the past five years, and their principal occupations as of the Record Date are set forth below:

  Steven R. Appleton, age 37, joined Micron Technology, Inc. in February 1983 and has served in various capacities with Micron Technology, Inc. and its subsidiaries, including overseeing Micron Technology, Inc.'s semiconductor operations as President and Chief Executive Officer of Micron Semiconductor, Inc. (then a wholly-owned subsidiary of Micron Technology, Inc.) from July 1992 to November 1994. Except for a nine day period in January 1996, since May 1994 Mr. Appleton has served as a member of the Board of Directors of Micron Technology, Inc. and since September 1994 Mr. Appleton has served as the Chief Executive Officer, President and Chairman of the Board of Directors of Micron Technology, Inc. At the Effective Time of the Merger, Mr. Appleton was named Chairman of the Board, President and Chief Executive Officer of the Company. He resigned from these positions on April 17, 1995, but continued as a director of the Company until January 1996, when he resigned from that position. Mr. Appleton was reappointed a director of the Company in February 1996.

  Joseph M. Daltoso, age 35, served as Chairman of the Board and President of former Micron Custom Manufacturing Services, Inc., an Idaho corporation ("former MCMS"), from July 1992 until the Effective Time of the Merger. In August 1994, he was also named Chief Executive Officer of former MCMS. At the Effective Time of the Merger, Mr. Daltoso was appointed Executive Vice President, Operations and a director of the Company. He was named Chairman of the Board, President and Chief Executive Officer of the Company on April 17, 1995. On July 28, 1997, Mr. Daltoso resigned as President of the Company.

  Jerry M. Hess, age 59, has served as Chairman and Chief
Executive Officer of the J.M. Hess Construction Co., Inc., a general construction company, since 1959. Mr. Hess has served on the Board of Directors of Micron Technology, Inc. since 1994. At the Effective Time of the Merger, Mr. Hess was appointed a director of the Company.

  Robert A. Lothrop, age 71, served as the Senior Vice President of the J.R. Simplot Company, a food processing, fertilizer, and agricultural chemicals manufacturing company, from January 1986 until his retirement in January 1991. Mr. Lothrop was elected to the Board of Directors of Micron Technology, Inc. in 1986. In 1992, he was elected to the Board of Directors of Micron Semiconductor, Inc. (then a wholly-owned subsidiary of Micron Technology, Inc.) and resigned as a director of Micron Technology, Inc. Mr. Lothrop was re-elected to the Board of Directors of Micron Technology, Inc. in 1994. At the Effective Time of the Merger, Mr. Lothrop was appointed a director of the Company.

  T. Erik Oaas, age 44, served as Vice President, Finance and Treasurer, and a director of former MCMS from July 1992 until the Effective Time of the Merger, at which time he was appointed Vice President, Finance and Chief Financial Officer, and a director of the Company. In January 1997, Mr. Oaas was appointed Executive Vice President, Finance of the Company.

   John R. Simplot, age 88, founded the J.R. Simplot Company and served as the Chairman of the Board of Directors until his retirement in April 1994. Mr. Simplot is Chairman Emeritus of the
J.R. Simplot Company.  Mr. Simplot has served on the Board of
Directors of Micron Technology, Inc. since 1980.  At the
Effective Time of the Merger, Mr. Simplot was appointed a director of the Company.

  Gregory D. Stevenson, age 36, served as Vice President, Component Recovery of former MCMS, from July 1992 to August 1993. In September 1992, he was also appointed a director of former MCMS. In August 1993, Mr. Stevenson was appointed Vice President, Operations of former MCMS. In April 1995, Mr. Stevenson was appointed Vice President, Nampa Operations of the Company and served in that position until July 1995 when he was appointed Executive Vice President, Operations and a director of the Company. In January 1997, Mr. Stevenson was appointed Chief Operating Officer of the Company and in July 1997 he was also appointed President of the Company.

  Robert F. Subia, age 35, served as a Regional Sales Manager for Micron Technology, Inc. from 1989 until February 1993. In February 1993, Mr. Subia joined former MCMS as Director of Sales and held this position until August 1994, when he was appointed Vice President, Sales. In April 1995, Mr. Subia was appointed Chairman, President and Chief Executive Officer of Micron Custom Manufacturing Services, Inc., a wholly-owned subsidiary of the Company. Mr. Subia was appointed a director of the Company in October 1995.

  There is no family relationship between any director or executive officer of the Company.

Certain Relationships and Related Transactions

  Pursuant to an Agreement of Merger dated October 30, 1994, as amended (the "Merger Agreement"), by and among the Company, Micron Computer, Inc., an Idaho corporation, and former MCMS, on April 7, 1995 Micron Computer, Inc. and former MCMS, then subsidiaries of Micron Technology, Inc., were merged with and into the Company (the "Merger"). Upon the effective time of the Merger (the "Effective Time of the Merger"), the separate existence of Micron Computer, Inc. and former MCMS ceased, the Company remained as the surviving corporation, the name of the Company was changed from "ZEOS International, Ltd." to "Micron Electronics, Inc.," and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Micron Computer, Inc. and former MCMS were vested in the Company.

  As of the Record Date, Micron Technology, Inc. owned approximately 64% of the outstanding Common Stock of the Company.
Four (4) of the eight (8) directors and nominees for director of the Company are also directors of Micron Technology, Inc. Micron
Technology, Inc. and its subsidiaries supply and purchase products and services used and produced by the Company.

  During fiscal 1997, Micron Technology, Inc. supplied a substantial portion of the full specification random access memory components used in the Company's operations. Purchases by the Company of these components from Micron Technology, Inc., completed upon market terms and conditions, amounted to approximately $82,337,000 in fiscal 1997.

  The Company and Micron Technology, Inc. are parties to a Component Recovery Agreement, effective as of August 30, 1996 (the "Component Recovery Agreement"), under which Micron Technology, Inc. is required to deliver to the Company all of the nonstandard dynamic random access memory components produced at its semiconductor manufacturing operations. The Company's cost of such components generally is determined as one-half of the operating income generated from the Company's sales of semiconductor memory products supplied by Micron Technology, Inc. The Component Recovery Agreement, which expires August 31, 2000, may be terminated earlier by Micron Technology, Inc. in the event that Micron Technology, Inc.'s ownership of the Company falls below 30%. In fiscal 1997, the Company paid approximately $44,534,000 to Micron Technology, Inc. pursuant to the Component Recovery Agreement.

  In fiscal 1997, Micron Technology, Inc. and its subsidiaries paid approximately $23,452,000 to the Company for contract manufacturing services and approximately $3,339,000 for purchases of PC systems. In fiscal 1997, the Company paid Micron Technology, Inc. and its subsidiaries approximately $930,000 for equipment and approximately $749,000 for construction management services.

  The Company relies on Micron Technology, Inc. for certain information systems, payroll, employee benefits, risk management and other administrative services. In fiscal 1997, the Company paid approximately $934,000 to Micron Technology, Inc. for such services.

  At various times between January 1994 and April 1994, Joseph M. Daltoso, T. Erik Oaas, Gregory D. Stevenson, and Jess Asla, Vice President, Operations of Micron Custom Manufacturing Services,
Inc., purchased 52,513, 31,030, 31,030, and 14,363 shares,
respectively, of former MCMS common stock pursuant to the former
MCMS 1994 Stock Purchase Plan for amounts aggregating $786,120, $464,519, $511,166, and $223,489, respectively. The purchase prices represented the estimated fair market value of the former
MCMS common stock on the dates of purchase as determined by the former MCMS Board of Directors. Upon the Effective Time of the
Merger, the shares of former MCMS common stock owned by Messrs. Daltoso, Oaas, Stevenson, and Asla were converted into 1,075,234, 635,357, 635,357, and 294,090 shares, respectively, of the Company's Common Stock. Eighty percent (80%) of the funds used by Messrs. Daltoso, Oaas, Stevenson, and Asla to purchase former MCMS common stock was obtained through loans from Micron Technology, Inc. The loans were made pursuant to full recourse promissory notes that bear interest at a rate of 7.5% per annum, which the parties believed represented a commercially reasonable interest rate at the times of the loans. The notes are payable, in full, five years from the date of each note. Each note is secured by the stock purchased by the respective parties.
The maximum principal and accrued interest outstanding on Mr.
Daltoso's note during the Company's 1997 fiscal year, at January 7, 1997, the date on which Mr. Daltoso repaid all indebtedness to Micron Technology, Inc., aggregated $781,576. The principal balances together with accrued interest due on the notes at September 29, 1997 for Mr. Oaas was $414,592, and the maximum principal and accrued interest outstanding on the note during the Company's 1997 fiscal year, at February 19, 1997, the date on which Mr. Oaas repaid a portion of the indebtedness to Micron Technology, Inc., aggregated $465,887. Micron Technology, Inc. forgave interest associated with the indebtedness owed by Mr. Oaas in the amount of $14,141 during fiscal 1997 and paid the related taxes of $9,485 on Mr. Oaas' behalf. The maximum principal and accrued interest outstanding on Mr. Stevenson's note during the Company's 1997 fiscal year, at January 8, 1997, the date on which Mr. Stevenson repaid all indebtedness to Micron Technology, Inc., aggregated $504,162.
The maximum principal and accrued interest outstanding on Mr.
Asla's note during the Company's 1997 fiscal year, at January 10, 1997, the date on which Mr. Asla repaid all indebtedness to Micron Technology, Inc., aggregated $221,564.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own beneficially more than ten percent (10%) (collectively, the "Beneficial Owners") of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Beneficial Owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended August 28, 1997, except for Micron Technology, Inc., a 10% beneficial owner of the Company, which filed late a Form 4 for the month of February 1997 related to the sale of shares of Common Stock of the Company.

Board Meetings and Committees

  The Board of Directors of the Company held a total of fifteen
(15) meetings during the Company's fiscal year ended August 28, 1997. The Board of Directors has formed an Audit Committee and a Compensation Committee. A Nominating Committee of the Board of Directors has not been formed.

  The Audit Committee, which consists of Messrs. Hess, Lothrop and Simplot, held two (2) meetings during fiscal 1997. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and evaluating the Company's accounting principles and system of internal accounting controls.

  The Compensation Committee, which consists of Messrs. Hess,
Lothrop and Simplot, held six (6) meetings during fiscal 1997.
The Compensation Committee is primarily responsible for reviewing and approving compensation for the Company's officers.

  During fiscal 1997, all directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of meetings of all committees of the Board on which they served.

        COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

  The following table sets forth the cash and noncash compensation for each of the last three fiscal years for services rendered to the Company, its predecessors and its subsidiaries, awarded to or earned by any individual who served as Chief Executive Officer of the Company during fiscal 1997 and for each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 1997 whose combined salary and bonus earned in fiscal 1997 exceeded $100,000 (the "Named Executive Officers"):

                                    SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                              Compensation
                                                                             --------------
                                          Annual Compensation                    Awards
                               -------------------------------------------   --------------
                                                             Other             Securities
Name and Principal      Fiscal                               Annual            Underlying      All Other
Position                 Year   Salary (1)  Bonus (2)(3)  Compensation (4)   Options(#) (5)  Compensation (6)
--------------------    ------  ----------  ------------  ----------------   --------------  ----------------
Joseph M. Daltoso        1997   $ 334,808    $ 348,634         $  -               35,000        $ 28,707
Chairman and Chief       1996     273,077      235,288            -               15,000          20,119
Executive Officer        1995     165,865      180,979            -                    -          11,450

Gregory D. Stevenson     1997     213,077      266,105            -               35,000          16,495
President and Chief      1996     148,077      174,123            -               15,000          15,200
Operating Officer        1995     102,500      135,614            -                    -           9,120

T. Erik Oaas             1997     213,077      266,005            -               35,000          44,183(7)
Executive Vice           1996     165,385      173,873            -               15,000          19,876
President, Finance       1995     108,750      135,614            -                    -          10,301
and Chief Financial
Officer

Robert F. Subia          1997     206,538      172,082            -               35,000          16,928
Chairman, President      1996     148,077       91,446            -               45,000          12,211
Chief Executive          1995      80,375       92,110            -               10,000           7,930
Officer, Micron
Custom Manufacturing
Services, Inc.

George A. Haneke         1997     165,231      167,740            -               35,000          13,929
Senior Vice President,   1996     135,769       74,900            -               15,000          16,566
International            1995     102,500       51,909            -                    -          13,583
Markets

(1) Includes compensation deferred by the employee under the Company's and its parent's qualified 401(k) retirement plans.

(2) Includes amounts paid under the Company's, its predecessors' and its subsidiary's profit sharing plans and patent bonus programs and amounts paid for achievement of certain performance milestones for each fiscal year.

(3) Includes bonuses earned and paid for each fiscal year under executive bonus programs established in previous years. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
       DIRECTORS REGARDING EXECUTIVE COMPENSATION."

(4) Excludes certain perquisites and other amounts which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for the officer.

(5)    Consists of options to purchase shares of the Company's
       Common Stock under the Company's 1995 Stock Option Plan.

(6) Consists of contributions made by the Company, its predecessors and its subsidiaries under qualified 401(k) retirement plans and cash paid under sabbatical and time-off plans.

(7)    Includes $23,626 relating to interest forgiven by Micron
       Technology, Inc. in February 1997 on indebtedness owed by Mr. Oaas and the related taxes thereon. See "DIRECTORS - Certain Relationships and Related Transactions."

                  OPTION GRANTS IN FISCAL 1997

  The following table provides information with respect to stock options granted in fiscal 1997 to each of the Named Executive Officers. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective six-year terms based on assumed annual rates of compound stock price appreciation of 0%, 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                            Individual Grants
                      -----------------------------------------------------------
                                                                                        Potential Realizable
                                                                                              Value at
                                     Percent of               Market                    Assumed Annual Rates
                      Number of       Total                  Price of                          of Stock
                      Securities      Options     Exercise  Securities                  Price Appreciation for
                      Underlying     Granted to    Price       on                            Option Term
                       Options      Employees in    Per      Date of   Expiration ----------------------------------
   Name               Granted (1)   Fiscal 1997    Share      Grant      Date         0%           5%         10%
--------------------  -----------   ------------  --------  ---------- ----------  ---------   ---------   ---------
Joseph M. Daltoso       13,109         0.7 %      $21.9625   $21.9625   1/28/03    $       -   $  97,916   $ 222,137
                        21,891 (2)     1.1         18.6681    21.9625   1/28/03       72,118     235,629     443,070

Gregory D. Stevenson    13,109         0.7         21.9625    21.9625   1/28/03            -      97,916     222,137
                        21,891 (2)     1.1         18.6681    21.9625   1/28/03       72,118     235,629     443,070

T. Erik Oaas            13,109         0.7         21.9625    21.9625   1/28/03            -      97,916     222,137
                        21,891 (2)     1.1         18.6681    21.9625   1/28/03       72,118     235,629     443,070

Robert F. Subia          4,553         0.2         21.9625    21.9625   1/28/03            -      34,008      77,152
                        30,447 (2)     1.6         18.6681    21.9625   1/28/03      100,305     327,724     616,241

George A. Haneke        14,772         0.8         21.9625    21.9625   1/28/03            -     110,337     250,318
                        20,228 (2)     1.1         18.6681    21.9625   1/28/03       66,639     217,729     409,411

----------------------
(1) Options granted pursuant to the Company's 1995 Stock Option Plan typically have a six (6) year term and vest over five (5) years in increments of twenty percent (20%) per year. Options granted pursuant to the plan are granted as incentive stock options ("ISOs") or nonstatutory stock options ("NSOs"). ISOs are granted with an exercise price equal to 100% of the fair market value (as defined in the plan) of the Company's Common Stock on the date of grant. All NSOs granted and set forth in the above table were granted with an exercise price equal to 85% of the fair market value (as defined in the plan) of the Company's Common Stock on the date of grant.

(2)  Represents NSOs granted pursuant to the Company's 1995 Stock Option Plan.

           AGGREGATED OPTION EXERCISES IN FISCAL 1997
                AND AUGUST 28, 1997 OPTION VALUES

  The following table provides information regarding Company and Micron Technology, Inc. stock option exercises in fiscal 1997 by the Named Executive Officers and the value of such officers' unexercised options at August 28, 1997:

                                                  Number of Securities       Value of
                                                      Underlying           Unexercised
                                                     Unexercised           In-The-Money
                                                    Options at Fiscal    Options at Fiscal
                                                        Year-End             Year-End
                                                        --------             --------
                     Shares Acquired     Value      Exercisable (E)/     Exercisable (E)/
    Name             on Exercise (1)    Realized    Unexercisable (U)    Unexercisable (U)
-------------------- ---------------    --------    -----------------    -----------------
Joseph M. Daltoso         15,000        $246,301      13,000 (E)(2)         $   418,201
                                                      87,000 (U)(2)           1,502,797

Gregory D. Stevenson       7,294         151,265       8,000 (E)(2)             219,248
                                                      65,824 (U)(2)             725,868

T. Erik Oaas               8,430         187,628       8,000 (E)(2)             220,165
                                                      66,972 (U)(2)             773,251

Robert F. Subia            2,176          30,834      16,000 (E)(2)             171,141
                                                      84,356 (U)(2)             440,657

George A. Haneke               -               -       3,000 (E)                 11,961
                                                      47,000 (U)                 47,844

-------------------------

(1)  Reflects exercises of options to purchase Micron
     Technology, Inc. Common Stock.

(2)  Includes options to purchase Micron Technology, Inc.
     Common Stock in the following amounts:  Mr. Daltoso, 10,000
     (E), 40,000 (U); Mr. Stevenson, 5,000 (E), 18,824 (U); Mr.
     Oaas, 5,000 (E), 19,972 (U); and Mr. Subia, 3,000 (E), 7,356 (U).

Compensation of Directors

  Directors of the Company receive no remuneration for their service as directors of the Company. The Company reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings.

Employment Termination Agreements and Arrangements; Change of
Control Agreements

  The Company has entered into employment and severance agreements (the "Agreements") with each of the Named Executive Officers and certain other officers of the Company relating to termination and compensation upon termination of the officer's active employment with the Company. The Agreements supersede and replace prior termination agreements with such officers. The Agreements allow either the Company or the officer to terminate the officer's active employment with the Company for any reason, voluntary or involuntary, with or without cause, by providing notice to that effect in writing. The Agreements provide that during a six month, one or two year "Transition Period" following termination, the officer will continue to receive all benefits "customarily provided" to such officer while employed including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options. "Customarily provided" refers to Company practices and plans with respect to the officer's benefits and compensation in effect as of the date of termination of the officer's active employment with the Company. However, such terminated officers will not be entitled to any new grants of interest in future executive bonuses, any new grants of stock options, or payment of any compensation under an incentive program that is deferred, due to payment criteria of such incentive program, as those criteria existed as of the date of termination of the officer's active employment with the Company, beyond the Transition Period.

  Upon a Change of Control of the Company (as defined below), a cash lump-sum payment in the amount equal to the salary payable under the Agreements shall be made to each officer in exchange for any further salary obligations thereunder. In addition, (i) the chief executive officer and each executive vice president and vice president of the Company, and the president and vice presidents of Micron Custom Manufacturing Services, Inc., shall be entitled to receive two years' base salary, (ii) each management director of the Company and each subsidiary of the Company and officer of subsidiaries other than Micron Custom Manufacturing Services, Inc. shall receive one year base compensation or total target compensation and (iii) each other employee of the Company and each subsidiary of the Company shall receive six months base salary or total target compensation, in each case if such employee has not received an offer of employment providing comparable compensation, following such Change of Control. An employee's right to terminate employment under the Agreements shall terminate upon acceptance of such comparable offer of employment. A comparable offer of employment is defined as an agreement providing for responsibilities, status, cash compensation, benefits and location comparable to those in effect before the Change of Control as reasonably determined by the employee (with a term of three years for the chief executive officer and executive vice presidents, two years for the vice presidents and one year for directors, providing one year's salary and benefits in the event of death and disability and which has severance consisting of continued compensation and benefits through the end of the term).

  The Micron Electronics, Inc. Executive Bonus Plan (the "Executive Bonus Plan") provides that, upon a Change of Control of the Company, the Company shall pay to each eligible executive bonuses allocated, if any, under the Executive Bonus Plan for the current fiscal year at the maximum level established by the Board as of the most recent allocation and any bonuses that have been awarded for previous years under the Executive Bonus Plan but not previously paid.

  The Micron Electronics, Inc. 1995 Stock Option Plan provides that, in the event of a Change of Control of the Company, the unexercised portion of any options under such plan shall be immediately exercisable.

  A Change of Control for all purposes other than the 1995 Option Plan shall mean the acquisition by any person or entity of securities of the Company which results in such person or entity owning or controlling more of the combined voting power of the Company than does Micron Technology, Inc. and owning or controlling more than 35% of the voting securities of the Company or, subject to Micron Technology, Inc. owning or controlling more than 35% of the securities of the Company, the acquisition by any person or entity of more than 35% of the common stock of Micron Technology, Inc.

  A Change of Control for purposes of the 1995 Option Plan shall mean the acquisition by any person or entity of securities of the Company which results in such person or entity owning or controlling more of the combined voting power of the Company than does Micron Technology, Inc. and owning or controlling more than 20% of the voting securities of the Company or the acquisition by any person or entity of more than 35% of the Common Stock of Micron Technology, Inc.

  Upon a Change of Control, the Company shall pay all employees such amounts, if any, that are necessary to place such employees in the same after tax position as the employees would have been in had no excise tax been imposed under Section 280G of the Internal Revenue Code of 1986, as amended ( the "Code").


Compensation Committee Interlocks and Insider Participation

  During fiscal 1997, the Compensation Committee members consisted of Jerry M. Hess, Robert A. Lothrop and John R.
Simplot, none of whom is an officer or employee of the Company or any of its subsidiaries. Messrs. Hess, Lothrop and Simplot are currently directors of Micron Technology, Inc.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on page 14 shall not be incorporated by reference into any such filings.


 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                REGARDING EXECUTIVE COMPENSATION

Compensation Committee

  The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised of Messrs. Jerry M. Hess, Robert A. Lothrop and John R. Simplot. The Committee met six (6) times in fiscal 1997 and intends to meet annually or more frequently as the Company's Board of Directors may request.

     The Committee's primary responsibility is to review and establish the compensation, including salary, bonuses, benefits, stock option grants, and other compensation, of the Company's executive officers. Compensation for the Company's executive officers for fiscal 1997, including base salary, performance bonuses, stock option grants and other compensation, was determined by the Compensation Committee and reviewed by the Company's Board of Directors. The executive officers of the Company are individuals employed by the Company or by Micron Custom Manufacturing Services, Inc., a wholly-owned subsidiary of the Company.

Executive Officer Compensation

  The Company's executive officer compensation programs are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the success of the Company and to provide incentives relating directly to the financial performance and long-term growth of the Company. The various components of the Company's executive officer compensation programs are, in most cases, the same as those generally made available to employees of the Company.

 Cash Compensation

  Base Salary. The base salary of each executive officer is established primarily upon a subjective evaluation of the executive officer's contribution to the Company, including (i) individual performance, (ii) level of responsibility, (iii) technical expertise, and (iv) length of service. Overall Company performance and industry compensation levels are also considered.

  Performance Bonuses. Cash bonuses to executive officers are intended to reward executive officers for the Company's financial performance during the fiscal year and are earned and paid pursuant to the Executive Bonus Plan, which was approved by the Company's shareholders in June 1995. Bonuses awarded under the Executive Bonus Plan are based on performance criteria established at the beginning of each fiscal year formulated primarily as a percentage of after-tax net profit of the Company for the fiscal year. Individual performance bonus percentages are established according to a subjective analysis by the Committee of each executive officer according to criteria similar to those utilized to determine the executive officer's base salary. Performance bonuses are generally payable over a five-year period.

  Profit Sharing. The Company distributes, on a quarterly basis, approximately five percent (5%) of its consolidated quarterly after-tax net profits generally on an equal basis to eligible employees (including executive officers) of the Company and its subsidiaries.

  Incentive Bonuses. From time to time, incentive cash bonuses are approved for payment to employees (including executive officers) for the achievement of milestones, the completion of projects identified as contributing substantially to Company's success and the attainment of technological advances.

 Equity Compensation

  In order to provide long-term incentive to the executive officers and employees of the Company and its subsidiaries linked to long-term growth in the value of the Company's Common Stock, the Company may grant incentive and nonstatutory stock options to such persons pursuant to the Company's 1995 Stock Option Plan. The determination of who receives stock options and the number of stock options granted to each such recipient is based upon the same criteria utilized to determine base salary.

 Other Compensation

  In addition to cash and equity compensation programs, executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, full-time employees of the Company and its subsidiaries (including executive officers) are allowed to accumulate a predetermined nondiscriminatory number of hours for vacation, holidays, sick time, emergencies and personal needs. Hours accumulated in excess of 400 hours are paid in cash to the employee. Executive officer participation in various clubs, organizations and associations may also be funded by the Company or its subsidiaries.

 Payment/Exercise Restrictions

  In an effort to encourage employees and executive officers to remain employed and to promote Company performance, many compensation programs for employees and executive officers contain provisions delaying payment and requiring continuing Company profitability. In this regard, performance bonuses for each executive officer are typically earned and paid in installments over a five (5) year period provided that the Company is profitable on a consolidated basis in the year of payment, the individual remains employed by the Company or a subsidiary thereof, and the Board of Directors approves such bonuses. Similarly, stock options granted to employees and executive officers typically have a term of six (6) years and vest twenty percent (20%) each year for five (5) years from the date of grant.

CEO Compensation

  Joseph M. Daltoso is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Daltoso's base compensation is based on an analysis of compensation paid to chief executive officers of comparable companies and on a subjective analysis of Mr. Daltoso's level of responsibility, contribution and service to the Company. The Compensation Committee has increased Mr. Daltoso's salary to $400,000 per year effective April 1997. Mr. Daltoso is eligible to participate in the 1995 Stock Option Plan and the Executive Bonus Plan, and other executive officer compensation programs, as outlined above, to the same extent as other executive officers of the Company.

  In September 1997, pursuant to the Executive Bonus Plan, Mr. Daltoso was awarded $565,720 for fiscal 1997 performance. The award is to be earned and payable over five years. Effective January 28, 1997, the Board of Directors granted to Mr. Daltoso options to purchase 35,000 shares of the Company's Common Stock. The Compensation Committee does not have a predetermined number of shares subject to stock options that it believes Mr. Daltoso should hold. The number of shares granted to Mr. Daltoso was based upon subjective and objective factors, including his current equity holdings, his individual performance, his position in the Company relative to the other executive officers who received option grants on the same date, the Company's overall performance, his length of service with the Company, his past contributions to the success of the Company and expectations of his future contributions to the Company's success.

  The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code. Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent upon stockholder approval of the compensation arrangement. The Company believes that it is generally in the best interests of its stockholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. With respect to non-equity compensation arrangements, the Compensation Committee has reviewed the terms of those arrangements most likely to be subject to Section

162(m) and believes that at this time the Company is in compliance with Section 162(m). The Company's equity compensation arrangements are also in compliance with Section 162(m). The Compensation Committee will continue to monitor this situation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirement for full deductibility, it is conceivable that the Company may enter in compensation arrangements in the future under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

               Compensation Committee of the Board of Directors

               Jerry M. Hess
               Robert A. Lothrop
               John R. Simplot

                        PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return on the Company's Common Stock for the period from August 31, 1992 through August 31, 1997 with the cumulative total return for the same period of (i) the Center for Research in Securities Prices ("CRSP") Total Return Index for The Nasdaq Stock Market (US Companies) and (ii) the CRSP Total Return Index for Nasdaq Computer Manufacturer Stocks. These indices are prepared and made available to the public by the Center for Research in Securities Prices at the University of Chicago. Upon the Effective Time of the Merger, the Company's fiscal year became a 52 or 53 week period ending on the Thursday closest to August 31, which corresponded to the fiscal years of Micron Computer, Inc. and former MCMS. Accordingly, the last trading day of the Company's fiscal year varies. For consistent presentation and a more meaningful comparison to the indices shown herein, the Company's stock performance graph was plotted assuming an August 31 fiscal year-end. These comparisons assume an investment of $100 at the commencement of the period and the reinvestment of dividends paid during the period. On October 17, 1994, the Company, then known as ZEOS International, Ltd., announced its intent to merge with Micron Computer, Inc. and former MCMS. The Merger was effective on April 7, 1995.

  Note: Management cautions that the stock price performance information shown in the graph below may not be indicative of current stock price levels or future stock price performance.


  The performance graph was plotted using the following data:

                                      Year Ending August 31
                             ---------------------------------------
                             1992   1993   1994   1995   1996   1997
                             ----   ----   ----   ----   ----   ----
Micron Electronics, Inc.     $100    104    100    576    508    522
CRSP Total Return Index
for The Nasdaq Stock
 Market (US Companies)        100    132    137    185    209    291
CRSP Total Return Index
for Nasdaq Computer
 Manufacturer Stocks          100    115    120    211    251    399

                          PROPOSAL ONE:
                      ELECTION OF DIRECTORS

  The Company's Board of Directors has fixed the authorized number of directors at eight (8), and it is contemplated that a board of eight (8) directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the eight (8) nominees named below, all of whom are presently directors of the Company
and are identified in "DIRECTORS."   In the event that any
nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all Proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been duly elected and qualified, or until such person's earlier death, resignation, removal, or disqualification. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

  The Board's nominees for re-election at the Annual Meeting are Steven R. Appleton, Joseph M. Daltoso, Jerry M. Hess, Robert A. Lothrop, T. Erik Oaas, John R. Simplot, Gregory D. Stevenson and Robert F. Subia. The Board recommends a vote "FOR" the election of each of the foregoing nominees.

  The eight nominees receiving the highest number of affirmative votes of the shares of the Company's Common Stock entitled to vote on this matter shall be elected as the directors.


                          PROPOSAL TWO:
     TO APPROVE THE AMENDMENT TO THE 1995 STOCK OPTION PLAN

  The Micron Electronics, Inc. 1995 Stock Option Plan (the "1995 Plan"), as currently in effect, reserved 5,000,000 shares of Common Stock for issuance thereunder. On August 25, 1997, the Board of Directors authorized an amendment to the 1995 Plan, subject to shareholder approval, to increase by an additional 5,000,000 shares the number of shares available for grant under the 1995 Plan. The purpose of the amendment is to provide the Company with an additional 5,000,000 shares of Common Stock that can be awarded or granted to officers, employees and consultants of the Company in future years through the expiration of the 1995 Plan in 2005. All such awards or grants under the 1995 Plan would be made only upon approval by the Board of Directors.

  The 1995 Plan was approved by shareholders at the 1995 Annual Meeting. The following is a summary of the material features of the 1995 Plan. A copy of the 1995 Plan has been filed with the SEC and the following summary is qualified in its entirety by reference to the 1995 Plan.

Purpose of the 1995 Plan

  The purpose of the proposed amendment is to ensure that the Company has a sufficient number of shares of Common Stock reserved under the 1995 Plan to accomplish the 1995 Plan's objective i.e., to align employee and shareholder long-term interest and to enable the Company to attract, motivate and retain experienced and qualified personnel for positions of substantial responsibility. Assuming approval of the proposed amendment, the 10,000,000 total shares reserved for issuance under the 1995 Plan will represent approximately 10.5% of the Company's Common Stock outstanding as of the Record Date.

Administration

  The 1995 Plan shall be administered by (i) the Board of Directors if the Board may administer the 1995 Plan in compliance with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) a committee appointed by the Board and constituted so as to permit the 1995 Plan to comply with the provisions of Rule 16b-3 and
Section 162(m) of the Code.  If permitted by Rule

16b-3, the 1995 Plan may be administered by different bodies with respect to employees who are directors, non-director officers, employees who are neither directors nor officers, and consultants. For purposes of the plan description, the term "Committee" shall mean the Compensation Committee of the Board. Members of the Board receive no additional compensation for their services in connection with the administration of the 1995 Plan.

  The Committee has the discretion to select the employees and consultants to whom options may be granted (an "Optionee"), to determine the number of shares granted under each option, and to make all other determinations which it deems necessary or appropriate in the interpretation and administration of the 1995 Plan. Historically, any grants approved by the Committee also have been approved by the Board of Directors. The Committee, in its discretion, may accelerate the vesting of any option, may reduce the exercise price of any option, and amend or modify any option provided such amendment does not impair the rights of any Optionee unless mutually agreed otherwise by the Optionee and Committee.

Eligible Participants

  Only persons who are officers, employees or consultants of the Company will be eligible to participate in, and to receive options under, the 1995 Plan. Neither the members of the Committee, nor any member of the Company's Board of Directors who is not also an officer or employee of the Company, may participate in the 1995 Plan. As of the Record Date, there were approximately 4,600 employees of the Company who were eligible to participate in the 1995 Plan and 3,313 actually participating.
As of the Record Date, 47,114 shares of Common Stock have been issued upon exercise of options granted pursuant to the 1995 Plan. An additional 4,844,840 shares of Common Stock are subject to options granted, but unexercised, under the 1995 Plan. An Optionee may be granted more than one option under the 1995 Plan and any option that terminates without being exercised reverts to the 1995 Plan and becomes available for future grant. No person shall be granted options to purchase more than 250,000 shares during any fiscal year; provided, however, that in the fiscal year in which an employee commences employment with the Company, options granted to such employee shall be limited to 500,000 shares in such fiscal year.

  Through September 29, 1997, the following executive officers have been granted the following options to purchase shares under the 1995 Plan: Mr. Daltoso 80,000; Mr. Haneke, 80,000; Mr. Oaas 80,000; Mr. Stevenson, 80,000; and Mr. Subia 90,000. During this period, the Company's executive officers as a group have been granted options to purchase an aggregate of 1,094,200 shares, and all employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 3,797,754 shares under the 1995 Plan. During this period, the Company's current directors as a group (excluding officers) have been granted no options to purchase shares under the 1995 Plan.

Term of Options

  The 1995 Plan provides for the grant of incentive stock options
("ISOs") as defined in Section 422 of the Code, or nonstatutory stock options ("NSOs"). Options granted to consultants shall be NSOs.

  The purchase price per share payable by an Optionee upon exercise of each ISO granted under the 1995 Plan equals the fair market value of the Company's Common Stock on the date of the grant. The fair market value of the Company's stock is deemed to be the average closing price of the Company's Common Stock as quoted on the Nasdaq National Market for the five (5) business days preceding the date an option is granted. As of the Record Date, the fair market value of a share of Common Stock was $18.86. The purchase price per share payable by an Optionee upon the exercise of each NSO granted under the 1995 Plan is determined by the Committee.

  The exercise price of an option granted under the 1995 Plan may be paid in cash, check, promissory note, a reduction in the amount of any Company liability to the Optionee or, at the discretion of the Committee, in shares of the Company's Common Stock, or in any combination thereof. Other methods of payment available under the 1995 Plan include the acceptance by the Committee and a stock broker of documentation necessary to perform a cashless exercise transaction. In general, if an Optionee's employment with the Company is terminated for any reason, options exercisable as of the date of termination may be exercised for a period of 30 days following such date. Options not yet exercisable terminate immediately upon the date of the termination. However, the

Committee may grant options under the 1995 Plan which survive the termination of an Optionee's employment with the Company, and may accelerate the vesting of options upon such terms and conditions as the Committee may determine.

  Options granted under the 1995 Plan cannot be assigned, transferred, pledged, or otherwise encumbered in any way, except in the event of the death of an Optionee, by the Optionee's will, or by the applicable laws of descent or distribution. Options granted under the 1995 Plan may be exercised during an Optionee's lifetime only by the Optionee.

  Options granted under the 1995 Plan are evidenced by a written agreement between the Company and the Optionee, containing the specific terms and conditions of each option. The current form of agreement provides for an option term of six (6) years with the shares vesting over a five (5) year period in increments of twenty percent (20%) per year.

Adjustments upon Change in Capitalization; Corporate Transactions

  Subject to adjustment in the case of certain changes in the capital structure of the Company, and subject to shareholder approval of the amendment to the 1995 Plan as proposed hereby, a maximum of 10,000,000 shares of the Company's Common Stock will be reserved for issuance pursuant to options granted under the 1995 Plan. In the event of a change in the number of issued shares of the Company's Common Stock by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, a proportionate adjustment will be made in the number of shares reserved for issuance under the 1995 Plan and in the number and exercise price of shares subject to any outstanding options under the 1995 Plan, in order to maintain the purpose of the original grant. In addition, in connection with any merger or sale of substantially all of the assets of the Company, other than in either such case a Change in Control (as defined in the 1995 Plan), each outstanding option may be assumed or an equivalent option substituted by a successor corporation. In lieu of such assumption or substitution, or if the successor corporation does not assume the options or substitute substantially equivalent options, the Board may determine in its sole discretion that all or a portion of the options outstanding should become exercisable. In the event of a Change in Control of the Company other than pursuant to a merger of the Company, the unexercised portion of outstanding options shall become immediately exercisable, to the extent such acceleration does not disqualify the 1995 Plan, or cause an ISO to be treated as a NSO without consent of the Optionee.

Amendment and Termination of the 1995 Plan

  The 1995 Plan was effective upon the adoption by the Company's Board of Directors and approval by the Company's shareholders at the 1995 Annual Meeting. It will terminate ten (10) years from the date of Board approval, unless earlier terminated by the Board of Directors. The Company's Board of Directors may, at any time, amend or terminate the 1995 Plan, provided that such termination will not adversely affect the rights of the Optionees under any outstanding options previously granted. In addition, and subject to the limitations in the 1995 Plan, the Company's Board of Directors may amend the 1995 Plan at any time.

Federal Income Tax Consequences

  The following discussion of the federal income tax consequences of the 1995 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payment are complex and subject to frequent change, Optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

  ISOs and NSOs are treated differently for federal tax purposes.
ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

  An Optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference adjustment item for purposes of the alternative minimum tax. If an Optionee holds the shares acquired upon the exercise of an ISO for at least two years following grant and at least one year following exercise, the Optionee's gain or loss, if any, upon a subsequent disposition of such shares is long-term capital gain or loss. The measure of the gain or loss is the difference between the proceeds received on disposition and the Optionee's basis in the shares (which generally equals the option exercise price). If an Optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying the one and two-year holding periods described above, the disposition disqualifies the option from favorable tax treatment as an ISO, and the Optionee will recognize ordinary income in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the Optionee's adjusted basis in the stock (usually the option exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option exercise price. The balance of the consideration received on such a disposition will be short-term, mid-term (28%) or long-term capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the Optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the Optionee disposes of the shares in an amount equal to the ordinary income recognized by the Optionee.

  An Optionee is not taxed on the grant of an NSO. On exercise, however, the Optionee recognizes ordinary income equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Different rules may apply with respect to Optionees subject to Section 16(b) of the Exchange Act. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the Optionee as ordinary income. Any gain or loss on subsequent disposition of the shares is mid-term capital gain or loss or long-term capital gain or loss if the shares are held for at least one year or eighteen months, respectively, following exercise. The Company does not receive a deduction for this gain.

  The 1995 Plan includes provisions necessary for the 1995 Plan to comply with Section 162(m) of the Code. Section 162(m) places a limit of $1,000,000 on the amount of certain compensation that may be deducted by the Company in any tax year with respect to each of the Company's highest paid executives, including compensation relating to stock option exercises. The compensation of the highest paid executives relating to stock option exercises is not subject to the deduction limit if certain limitations approved by shareholders are applied to stock options granted to executive officers.

1995 Plan Benefits

  Because options under the 1995 Plan are granted in the discretion of the Board of Directors (or such committee, if any, to whom the Board has delegated such authority), it is not possible for the Company to determine and disclose the amount of options that may be granted to the named executive officers and the executive officers as a whole, if the amendment is approved. However, see "Eligible Participants" above for a description of the limitations as to granting options.

Proposed Amendment

  Under the terms of the 1995 Plan, as originally approved by the shareholders, there were 5,000,000 shares reserved for issuance. The proposed amendment will increase the number of authorized shares of Common Stock reserved for issuance by an additional 5,000,000 shares by revising the first sentence of Section 3 of the 1995 Plan to read as follows:

          "Subject to the provisions of Section 11 of the Plan, the maximum number of Shares which may be optioned and sold under the Plan is 10,000,000 Shares.

The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required for approval of such amendment. The Board of Directors recommends that shareholders vote "FOR" approval of such amendment.

                         PROPOSAL THREE:
      TO RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 3, 1998, and recommends that shareholders vote "FOR" ratification of such appointment.

  The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required for ratification of such appointment. In the event that the shareholders fail to ratify such appointment, the Board of Directors will reconsider its selection.

  Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.


                          OTHER MATTERS

  The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares of the Company's Common Stock they represent.


        DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
               1998 ANNUAL MEETING OF SHAREHOLDERS

  In order to be included in the proxy statement and form of proxy relating to the Company's 1998 Annual Meeting of Shareholders, proposals of shareholders of the Company that are intended to be presented at such meeting must be received by the Company no later than June 29, 1998, and must otherwise be in compliance with applicable laws and regulations and the Bylaws of the Company.


                                   THE BOARD OF DIRECTORS

Dated: October 27, 1997

       This Proxy is solicited on behalf of the Board of Directors

                        MICRON ELECTRONICS, INC.
               900 East Karcher Road, Nampa, Idaho  83687

                   1997 ANNUAL MEETING OF SHAREHOLDERS
                            November 24, 1997

     The undersigned shareholder(s) of Micron Electronics, Inc., a Minnesota corporation, hereby acknowledges receipt of the Notice of 1997 Annual Meeting of Shareholders and the Proxy Statement, each dated October 27, 1997, and hereby appoints Joseph M. Daltoso and T. Erik Oaas, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of Micron Electronics, Inc., to be held on Monday, November 24, 1997, at 9:00 a.m. Mountain Standard Time, at the Nampa Civic Center, 311 3rd Street South, Nampa, Idaho 83651, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), and to vote all shares of Micron Electronics, Inc. common stock which the undersigned would be entitled to vote, if then and there personally present, on the proposals set forth below:

1.  ELECTION OF DIRECTORS:

    [ ]   FOR nominees listed below       [ ]   WITHHOLD authority to vote
          for all (except as indicated)         nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name set forth below:

          Steven R. Appleton            T. Erik Oaas
          Joseph M. Daltoso             John R. Simplot
          Jerry M. Hess                 Gregory D. Stevenson
          Robert A. Lothrop             Robert F. Subia

2. TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 5,000,000 TO 10,000,000.

    [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

3. TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1998:

    [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the Annual Meeting.

  The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR items 1, 2 and 3 above. If any other matters properly come before the Annual Meeting, the persons named in this Proxy will vote in their discretion.


                                Dated                 , 1997
                                     -----------------

                                ___________________________________________
                                               Signature


                                ___________________________________________
                                               Signature

                                (This Proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.
                                If shares are held by joint tenants or as community property, all persons having an interest therein should sign.)

                    MICRON ELECTRONICS, INC.
                     1995 STOCK OPTION PLAN


     1.   Purposes of the Plan.  The purposes of this Stock
Option Plan are:

     * to attract, motivate and retain experienced and qualified personnel for positions of substantial responsibility,

     * to provide additional incentive to Employees and Consultants, and

     *    to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with
Section 4 of the Plan.

          (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under Minnesota corporate and securities laws and the Code.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Change in Control" means (i) the acquisition by any person or entity of securities of Micron Electronics, Inc. such that such person or entity, directly, indirectly or beneficially, acting alone or in concert, (A) owns or controls more of the combined voting power of all classes of voting securities of Micron Electronics, Inc. than does Micron Technology, Inc. and (B) owns or controls more than twenty percent (20%) of the combined voting power of all classes of voting securities of Micron Electronics, Inc.; or (ii) the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the common stock of Micron Technology, Inc. outstanding at any time.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (g)  "Common Stock" means the Common Stock of the
Company.

          (h)  "Company" means Micron Electronics, Inc., a
Minnesota corporation.

          (i) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (j) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (k)  "Director" means a member of the Board.

          (l) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (m) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i)  If the Common Stock is listed on any
established stock exchange or a national market system including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the average closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in the Common Stock) for the five (5) business days preceding the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market
Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (iii)     In the absence of an established market
for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of
Section 422 of the Code and the regulations promulgated thereunder.

          (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (r) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is subject to the terms and conditions of the Option Agreement.

          (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (t) "Option" means a stock option granted pursuant to the Plan.

          (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (v) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (w) "Optioned Stock" means the Common Stock subject to an Option.

          (x) "Optionee" means an Employee or Consultant who holds an outstanding Option.

          (y) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z)  "Plan" means this 1995 Stock Option Plan.

          (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (cc) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code. In the case of an Option that is not intended to qualify as an Incentive Stock Option, the term "Subsidiary" shall also include any other entity in which the Company, or any Parent or Subsidiary of the Company, has a significant ownership interest.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 10,000,000
Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   Administration of the Plan.

          (a)  Procedure.

               (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to (i) Directors, (ii) Officers who are not Directors, and (iii) Employees who are neither Directors nor Officers.

               (ii) Administration With Respect to Employees Subject to Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

               (iii) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

               (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

               (iii)     to determine whether and to what extent
Options are granted hereunder;

               (iv) to determine the number of shares of Common
Stock to be covered by each Option granted hereunder;

               (v) to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii)     to reduce the exercise price of any
Option to the then current Fair Market Value if the Fair Market
Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

               (viii)    to construe and interpret the terms of
the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xii)     to institute an Option Exchange Program;
and

               (xiii)    to make all other determinations deemed
necessary or advisable for administering the Plan.

          (c)  Effect of Administrator's Decision.  The
Administrator's decisions, determinations, and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. Eligibility. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

     6.   Limitations.

          (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's Incentive Stock Options granted by the Company or any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options to Employees:

               (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 250,000 Shares; provided, however, that in the fiscal year in which an employee commences employment with the Company, options granted to such employee shall be limited to 500,000 Shares in such fiscal year. The purchase price per Share payable by an Optionee upon exercise of each Option intended to qualify under Section 162(m) of the Code shall be equal to the fair market value of the Company's Common Stock on the date of grant.

               (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

               (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled Option will be counted against the limit set forth in
Section 6(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     8.   Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A)  granted to an Employee who, at the time
the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B)  granted to any Employee other than an
Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair
Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. The per Share exercise price of Nonstatutory Stock Options intended to qualify under Section 162(m) of the Code shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In doing so, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)  cash;

               (ii) check;

               (iii)     promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and
(B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii)    such other consideration and method of
payment for the issuance of Shares to the extent permitted by Applicable Laws.

     9.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate, either in book entry form or in certificate form, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Employment or Consulting
Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it as the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 30 days following the Optionee's termination of Continuous Status as an Employee or Consultant. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee does not exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option with respect to the shares covered by the exercisable portion of the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (f)  Suspension.   Any Optionee who is also a
participant in the Retirement at Micron or Micron Electronics Retirement at Micron Section 401(k) Plan (each a "RAM Plan" and together the "RAM Plans") and who requests and receives a hardship distribution from any RAM Plan, is prohibited from making, and must suspend, for a period of twelve (12) months thereafter, his or her elective contributions and employee contributions including, without limitation to the foregoing, the exercise of any Option granted from the date of receipt by that employee of the hardship distribution from any RAM Plan.

     10. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.  Adjustments Upon Changes in Capitalization,
Dissolution, Merger, or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of issued shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, other than in either such case, a Change in Control, each outstanding Option may be assumed or an equivalent option or right may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In lieu of such assumption or substitution, or in the event the successor corporation does not assume the Option or substitute an equivalent option or right, the Administrator may provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d)  Change in Control.   In the event of a Change in
Control, the unexercised portion of the Option shall become immediately exercisable, to the extent such acceleration does not disqualify the Plan, or cause an Incentive Stock Option to be treated as a Nonstatutory Stock Option without the consent of the Optionee.

     12. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     13. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years from the effective date unless terminated earlier under Section 14 of the Plan.

     14.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule, or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule, or regulation.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     15.  Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16.  Liability of Company.

          (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of shares subject to the Plan is timely obtained in accordance with
Section 14(b) of the Plan.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and Minnesota law.